NL Industries, Inc.                          Contact:   Gregory M. Swalwell
Three Lincoln Centre                                    Vice President, Finance
5430 LBJ Freeway, Suite 1700                            (972) 233-1700
Dallas, TX  75240-2697
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                                  News Release
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FOR IMMEDIATE RELEASE
                        NL REPORTS FOURTH QUARTER RESULTS

DALLAS, TEXAS -February 24, 2004 -- NL Industries, Inc. (NYSE:NL) today reported net income for the fourth quarter of 2003 of $8.8 million, or $.18 per diluted share, compared with income of $7.6 million, or $.16 per diluted share, in the fourth quarter of 2002. For the full year 2003, NL reported net income of $63.7 million, or $1.33 per diluted share, compared with net income of $36.8 million, or $.76 per diluted share, for the full year 2002.

The Company's titanium dioxide pigments ("TiO2") segment profit (formerly referred to as "operating income") in the fourth quarter of 2003 was $32.2 million compared with $20.1 million in the fourth quarter of 2002. The increase in fourth quarter segment profit was primarily due to higher production and sales volumes and lower maintenance costs. Segment profit for the full year 2003 increased to $137.4 million compared with $96.5 million for full year 2002, primarily due to higher average selling prices and higher production volumes.

The Company's average selling prices in billing currencies (which excludes the effects of fluctuations in the value of the U.S. dollar relative to other currencies) during the fourth quarter of 2003 were 2% lower than the fourth quarter of 2002, due primarily to sales to the North American and export markets, but were 3% higher for the full year 2003 compared to 2002 primarily due to sales to the European market. Expressed in U.S. dollars computed using actual foreign currency exchange rates prevailing during the respective periods, the Company's average selling prices in the fourth quarter of 2003 were 8% higher than the fourth quarter of 2002, and were 13% higher for the full year 2003 compared with 2002.

The Company's fourth quarter 2003 sales volumes increased 9% from the fourth quarter of 2002, with substantially all of the increase in the European and export markets. Sales volumes for the full year 2003 set a new record, increasing 2% from the previous record achieved in 2002. The Company's fourth quarter 2003 production volumes were 14% higher than the fourth quarter of 2002, and were 8% higher for the full year 2003 compared to 2002, with operating rates at near full capacity in all periods presented. The Company's production volume also set a new record in 2003. Inventories were higher at December 31, 2003 as compared to December 31, 2002, and represented 2.2 months of average sales.

Certain of the sales generated by the Company's European and Canadian operations are denominated in the U.S. dollar, and such operations routinely hold U.S. dollar-denominated receivables. Primarily as a result of the weakening of the U.S. dollar as compared to the Canadian dollar and the euro throughout the year, the Company's results in the fourth quarter and full year 2003 included net currency transaction losses of $3.4 million and $7.7 million, respectively. Due to a more stable dollar in 2002, the Company recognized net currency transaction gains of $300,000 in the fourth quarter of 2002 and net currency transaction losses of $500,000 for the full year.

Securities gains (losses), net for 2003 included the previously-reported first quarter $2.3 million noncash securities transaction gain ($1.5 million, or $.03 per diluted share, net of income taxes) related to the exchange of the Company's holdings of Tremont Corporation common stock for shares of Valhi, Inc. common stock as a result of a series of merger transactions completed in February 2003. Interest income in 2003 was lower than 2002 due to lower average levels of funds available for investment.

The gain on disposal of fixed assets in 2003 related primarily to the disposal of certain real property not associated with the Company's TiO2 operations, and aggregated $6.7 million, or $.14 per diluted share, net of income taxes for the year ($1.2 million, or $.02 per diluted share, for the fourth quarter of 2003). The legal settlement gains in both 2002 and 2003 relate to legal settlements with certain of the Company's former insurance carriers, which aggregated $3.4 million, or $.07 per diluted share, net of income taxes in 2002 ($1.9 million, or $.04 per diluted share, in the fourth quarter of 2002). The previously-reported $6.3 million foreign currency transaction gain in 2002, which aggregated $.13 per diluted share, related to the second quarter extinguishment of certain intercompany indebtedness. Due to the utilization of certain income tax attributes not previously recognized, no income taxes were recognized on this foreign currency transaction gain in 2002. The noncompete agreement income related to a covenant not to compete involving a formerly owned business unit which became fully amortized in January 2003.

Corporate expense for 2003 increased compared to 2002 primarily due to higher environmental remediation expense accruals (principally related to one formerly owned site for which the remediation process is expected to occur over the next several years) and higher legal expenses.

Interest expense in the fourth quarter and full year 2003 increased $700,000 and $3.3 million, respectively, from the comparable 2002 periods primarily due to higher levels of outstanding debt and associated currency effects, partially offset by lower interest rates. As previously reported, interest expense in 2002 includes a second quarter $2.0 million charge ($1.3 million, or $.03 per diluted share, net of income tax benefit) related to the early extinguishment of the Company's 11.75% Senior Secured Notes.

The Company's income tax benefit for 2003 includes the previously-reported $24.6 million cash income tax benefit ($.51 per diluted share) related to the favorable German court ruling concerning the Company's claim for refund suit.

In an effort to provide investors with additional information regarding the Company's results as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information which the Company believes provides useful information to investors:

o The Company discloses percentage changes in its average TiO2 selling prices in billing currencies, which excludes the effects of foreign currency translation. The Company believes disclosure of such percentage changes allows investors to analyze such changes without the impact of changes in foreign currency exchange rates, thereby facilitating period-to-period comparisons of relative changes in average selling prices in the actual various billing currencies. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the percentage change in average selling prices in billing currencies will be higher or lower, respectively, than such percentage changes would be using actual exchange rates prevailing during the respective periods. o The Company discloses segment profit (formerly referred to as "operating income"). Segment profit is used by the Company's management to assess the performance of the Company's TiO2 operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company's TiO2 operations in the same way that the Company's management assesses performance. The Company defines segment profit as income before income taxes, minority interest, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense, interest income not attributable to the Company's TiO2 operations, litigation settlement gains, securities gains (losses), gains on the disposal of long-lived assets outside the ordinary course of business or long-lived assets not associated with the Company's TiO2 operations and noncompete agreement income

NL Industries, Inc., through its majority-owned subsidiary Kronos Worldwide Inc., is a major international producer of titanium dioxide pigments.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "should," "could," "anticipates," "expects," or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties, including, but not limited to, the cyclicality of the titanium dioxide industry, global economic and political conditions, changes in global productive capacity, changes in customer inventory levels, changes in product pricing, changes in product costing, changes in foreign currency exchange rates, competitive technology positions, operating interruptions (including, but not limited to, labor disputes, leaks, fires, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities), the ultimate resolution of pending or possible future lead pigment litigation and legislative developments related to the lead pigment litigation, the outcome of other litigation and tax controversies, and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise. The Company's 2003 results are subject to the completion of an audit and the filing of its 2003 Annual Report on Form 10-K.

                               NL INDUSTRIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In millions, except per share and metric ton data)
                                   (Unaudited)


                                                                  Three months ended             Year ended
                                                                     December 31,               December 31,
                                                               -----------------------------------------------------
                                                                   2002        2003          2002         2003
                                                               -----------------------------------------------------

Net sales                                                       $    211.9  $   245.6     $    875.2    $1,008.2
Cost of sales                                                        161.8      175.7          671.8       739.2
                                                               -----------------------------------------------------

    Gross margin                                                      50.1       69.9          203.4       269.0

Selling, general and administrative expense                           29.6       34.3          107.7       124.4
Other operating income (expense):
    Currency transaction gains (losses), net                            .3       (3.4)           (.5)       (7.7)
    Disposition of property and equipment                             (1.1)       1.5            (.6)        9.8
    Noncompete agreement income                                        1.0        -              4.0          .3
    Legal settlement gains                                             2.9         .1            5.2          .8
    Other income                                                        .1         .2             .5          .6
    Corporate expense                                                 (9.6)      (9.2)         (37.9)      (57.4)
    Other expense                                                      (.1)       -              (.2)        (.1)
                                                               -----------------------------------------------------

        Income from operations                                        14.0       24.8           66.2        90.9

Other income (expense):
    Securities gains (losses), net                                     -          -              (.1)        2.4
    Trade interest income                                               .4         .2            1.7          .7
    Other interest income                                              1.3         .7            5.7         3.2
    Foreign currency transaction gain                                  -          -              6.3         -
    Interest expense                                                  (7.6)      (8.3)         (29.7)      (33.0)
                                                               -----------------------------------------------------

        Income before income taxes and minority interest               8.1       17.4           50.1        64.2

Provision for income taxes (benefit)                                    .3        6.7           12.0        (1.4)
Minority interest in after-tax earnings                                 .2        1.9            1.3         1.9
                                                               -----------------------------------------------------

        Net income                                             $        7.6 $      8.8   $      36.8   $    63.7
                                                               =====================================================

Basic and diluted net income per share                         $        .16$      .18    $        .76  $    1.33
                                                               =====================================================

Weighted average shares used in the
  calculation of earnings per share:
    Basic shares                                                      47.8       47.8           48.5        47.7
    Dilutive impact of stock options                                    .1         .1             .1          .1
                                                               -----------------------------------------------------
    Diluted shares                                                    47.9       47.9           48.6        47.8
                                                               =====================================================

Other Data - metric tons in thousands:

      Sales volume                                                   102.4      111.7          454.8       462.0
      Production volume                                              107.1      121.9          441.9       476.1

                               NL INDUSTRIES, INC.

                       RECONCILIATION OF SEGMENT PROFIT TO
                             INCOME FROM OPERATIONS
                                  (In millions)
                                   (Unaudited)


                                                                  Three months ended             Year ended
                                                                     December 31,               December 31,
                                                               -----------------------------------------------------
                                                                   2002        2003          2002         2003
                                                               -----------------------------------------------------

Segment profit                                                   $    20.1   $   32.2      $    96.5   $  137.4

Adjustments:
    Trade interest income                                              (.4)       (.2)          (1.7)       (.7)
    Disposition of property and equipment                              -          1.9            -         10.4
    Legal settlement gains                                             2.9         .1            5.2         .8
    Noncompete agreement income                                        1.0        -              4.0         .3
    Other income                                                       -          -               .1         .1
    Corporate expense                                                 (9.6)      (9.2)         (37.9)     (57.4)
                                                               -----------------------------------------------------

Income from operations                                           $    14.0  $    24.8      $    66.2  $    90.9
                                                               =====================================================



                       RECONCILIATION OF PERCENT CHANGE IN
                             AVERAGE SELLING PRICES
                                   (Unaudited)


                                                                    Percent change-           Percent change-
                                                                  Three months ended             Year ended
                                                                     December 31,                December,
                                                                     2003 vs. 2002             2003 vs. 2002
                                                               -----------------------------------------------------

Percent change in average selling prices:
    Using actual foreign currency exchange rates                          +8%                       +13%
    Impact of changes in foreign currency exchange rates                 -10%                      - 10%
                                                               -----------------------------------------------------
    In billing currencies                                                 -2%                       + 3%
                                                               =====================================================